EXHIBIT 10.2
EXECUTION VERSION

FIRST LIEN SECURITY AGREEMENT
made by
K. HOVNANIAN JV HOLDINGS, L.L.C.
HERITAGE PINES, LLC
K. HOVNANIAN AT COBBLESTONE SQUARE CONDOMINIUMS, L.L.C.
K. HOVNANIAN JV SERVICES COMPANY, L.L.C.
K. HOVNANIAN HOVWEST HOLDINGS, L.L.C.
HOVWEST LAND ACQUISITION, LLC
in favor of
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Collateral Agent
Dated as of November 1, 2011

TABLE OF CONTENTS

Page
ARTICLE 1
Defined Terms

Section 1.01. Definitions	1
Section 1.02. Other Definitional Provisions.	6

ARTICLE 2
Grant of Security Interest

ARTICLE 3
Representations and Warranties

Section 3.01. Title; No Other Liens	9
Section 3.02. Perfected First Priority Liens	9
Section 3.03. Jurisdiction of Organization; Chief Executive Office	9
Section 3.04. Farm Products	9
Section 3.05. Investment Property	9
Section 3.06. Receivables	10

ARTICLE 4
Covenants

Section 4.01. Maintenance of Perfected Security Interest; Further Documentation	10
Section 4.02. Changes In Name, Etc.	11
Section 4.03. Delivery of Instruments, Certificated Securities and Chattel Paper	11
Section 4.04. Intellectual Property	11

ARTICLE 5
Investing Amounts in the Securities Accounts

Section 5.01. Investments	11
Section 5.02. Liability	12

ARTICLE 6
Remedial Provisions

Section 6.01. Certain Matters Relating to Receivables.	12
Section 6.02. Communications with Obligors: Grantors Remain Liable	13

i

Schedule A — Commercial Tort Claims
Schedule B — Perfection Certificate
Schedule C — Actions Required To Perfect
Exhibit A — Intellectual Property Security Agreement
Exhibit B — Joinder Agreement

ii

FIRST LIEN SECURITY AGREEMENT
     THIS FIRST LIEN SECURITY AGREEMENT (the “Agreement”), dated as of November 1, 2011, is made by K. Hovnanian JV Holdings, L.L.C. (“JV Holdings”), Heritage Pines, LLC, K. Hovnanian at Cobblestone Square Condominiums, L.L.C., K. Hovnanian JV Services Company, L.L.C., K. Hovnanian HovWest Holdings, L.L.C. and HovWest Land Acquisition, LLC (the “Initial Grantors”; and the Initial Grantors, together with any other entity (other than the Agent or its successors) that may become a party hereto as provided herein, the “Grantors”), in favor of Wilmington Trust, National Association, as Collateral Agent (in such capacity, the “Agent”) for the benefit of itself, the Trustee (as defined below) and the Noteholders (as defined below).
W I T N E S S E T H:
     WHEREAS, K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”) and each of the other guarantors party thereto (including the Initial Grantors) have entered into the Indenture dated as of November 1, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) with Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as Collateral Agent, pursuant to which the Issuer has issued, and may from time to time issue, its (i) 2.00% Senior Secured Notes due 2021 (the “2.00% Notes”) and (ii) 5.00% Senior Secured Notes due 2021 (the “5.00% Notes” and, together with the 2.00% Notes, the “Secured Notes”) upon the terms and subject to the conditions set forth therein;
     WHEREAS, the Issuer is a member of an affiliated group of companies that includes Hovnanian, the Issuer’s parent company, and each Grantor;
     WHEREAS, the Issuer and the Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance of the Secured Notes; and
     NOW, THEREFORE, in consideration of the premises and to induce Noteholders to purchase Secured Notes, each Grantor hereby agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE 1
Defined Terms
     Section 1.01. Definitions. (a) Definitions set forth above are incorporated herein and unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings respectively given to them in the Indenture, and the following terms are used herein as defined in the New York UCC: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Account, Documents, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Payment Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, Securities Accounts, Software and Supporting Obligations.
     (b) The following terms shall have the following meanings:
     “Additional Pari Passu Liens”: any liens on the Collateral which secure Additional Secured Obligations on an equal and ratable basis with the Secured Obligations, provided that such liens are permitted by clauses (a)(ii) or (a)(iii) of the definition of Permitted Collateral Liens in the Indenture.
     “Additional Pari Passu Collateral Agent”: the agent or other representative with respect to any Additional Secured Obligations in favor of which any Additional Pari Passu Liens are granted.
     “Additional Secured Obligations”: any obligations arising pursuant to any Indebtedness permitted to be secured on a pari passu basis with the Secured Notes pursuant to clauses (a)(ii) or (a)(iii) of the definition of Permitted Collateral Liens in the Indenture (including for the avoidance of doubt any guarantees with respect thereto).
     “Agreement”: this Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Cash Equivalents”: (i) cash, marketable direct obligations of the United States of America or any agency thereof, and certificates of deposit, demand deposits, time deposits, or repurchase agreements issued by any bank with a capital and surplus of at least $25,000,000 organized under the laws of the United States of America or any state thereof, state or municipal securities with a rating of A-1 or better by Standard & Poor’s or by Moody’s or F-1 by Fitch, provided that such obligations, certificates of deposit, demand deposits, time deposits, and repurchase agreements have a maturity of less than one year from the date of purchase, and (ii) investment grade commercial paper or debt or commercial paper issued by any bank with a capital and surplus of at least $25,000,000 organized under the laws of the United States of America or any state thereof having a maturity date of one year or less from the date of purchase, and (iii) funds holding assets primarily consisting of those described in clause (i) and (ii).
     “Collateral”: as defined in Article 2.

     “Collateral Agency Agreement”: an intercreditor or collateral agency agreement entered into between the Additional Pari Passu Collateral Agent(s) and the Agent on terms reasonably satisfactory to the Agent, the Issuer and Hovnanian, setting forth the respective rights of the Secured Parties and the Additional Pari Passu Collateral Agent(s) and the holders of Additional Secured Obligations with respect to the Collateral and providing, among other things, that (x) the Additional Pari Passu Liens shall rank equally with the liens securing the Secured Obligations, (y) any proceeds of the Collateral shall be applied ratably to the Secured Obligations and the Additional Secured Obligations and (z) the Agent, including at the direction of the Noteholders, shall be entitled to take such actions, or to direct any agent appointed pursuant to the Collateral Agency Agreement to take such actions, as are permitted hereby and by the Indenture independently of any direction or vote of the holders of the Additional Secured Obligations.
     “Contracts”: any contracts and agreements for the purchase, acquisition or sale of real or personal property or the receipt or performance of services, any contract rights relating thereto, and all other rights to such contract or agreements and any right to payment for or to receive moneys due or to become due for items sold or leased or for services rendered, together with all rights of any Grantor to damages arising thereunder or to perform and to exercise all remedies thereunder.
     “Collateral Account”: any collateral account established by the Agent as provided in Section 6.01 or 6.03.
     “Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to distribute, exploit and sell materials derived from any Copyright.
     “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
     “Deposit Accounts”: the collective reference to each Deposit Account (as such term is defined in Section 1.01(a) hereof) in the name of the applicable Grantor, together with any one or more securities accounts into which any monies on deposit in any such Deposit Account may be swept or otherwise transferred now or hereafter and from time to time, and any additional, substitute or successor Deposit Account.
     “Excluded Accounts” shall mean at any time those deposit, checking or securities accounts of any of the Grantors (i) that individually have an average monthly balance (over the most recent ended 3-month period) less than $250,000 and which together do not have an average monthly balance (for such 3-month period) in excess of $500,000 in the aggregate and (ii) all escrow accounts (in which funds are held for or of others by virtue of customary real estate practice or contractual or legal requirements).
     “Intellectual Property”: the collective reference to all rights, priorities and privileges, whether arising under United States, multinational or foreign laws, in, to and under the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC, and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes.
     “Issuers”: the collective reference to each issuer of any Investment Property.
     “Law”: any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.
     “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Noteholder”: “Holder” or “Holder of Notes” as defined in the Indenture.
     “Noteholder Collateral Document”: any agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any Secured Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, restated or otherwise modified from time to time.
     “Noteholder Document”: collectively, (a) the Indenture, the Secured Notes and the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Secured Obligations as the same may be amended, restated or otherwise modified from time to time.

     “Official Body”: any national, federal, state, local or other governmental or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
     “Patent License”: all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
     “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.
     “Perfection Certificate”: with respect to any Grantor, a certificate substantially in the form of Schedule B, completed and supplemented with the schedules contemplated thereby, and signed by an officer of such Grantor.
     “Pledged Notes”: all promissory notes issued to or held by any Grantor.
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
     “Receivable”: any right to payment for real or personal property sold or leased or for services rendered, whether or not such right is evidenced by a Contract, an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
     “Secured Obligations”: all Indebtedness and other Obligations under the Indenture, the Secured Notes, the Guarantees and the Noteholder Collateral Documents, together with any extensions, renewals, replacements or refundings thereof and all costs and expenses of enforcement and collection, including reasonable attorney’s fees.
     “Secured Parties”: the collective reference to the Agent, the Trustee and the Noteholders, in each case to which any Secured Obligations are owed.
     “Securities Accounts”: the collective reference to the securities accounts in the name of the applicable Grantor and any additional, substitute or successor account.
     “Trademark License”: any written agreement providing for the grant by or to any Grantor of any right to use any Trademark.

     “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now owned or hereafter acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.
     “Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
     Section 1.02. Other Definitional Provisions.
     (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
ARTICLE 2
Grant of Security Interest
     Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
     (a) all Accounts;
     (b) all Chattel Paper (including, Electronic Chattel Paper);

     (c) all Commercial Tort Claims (including those claims listed on Schedule A hereto, in which the claim amount individually exceeds $2,000,000, as such schedule is amended or supplemented from time to time);
     (d) all Contracts;
     (e) all Securities Accounts;
     (f) all Deposit Accounts;
     (g) all Documents (other than title documents with respect to vehicles);
     (h) all Equipment;
     (i) all Fixtures;
     (j) all General Intangibles;
     (k) all Goods;
     (l) all Instruments;
     (m) all Intellectual Property;
     (n) all Inventory;
     (o) all Investment Property;
     (p) all letters of credit;
     (q) all Letter of Credit Rights;
     (r) all Payment Intangibles;
     (s) all Vehicles and title documents with respect to Vehicles;
     (t) all Receivables;
     (u) all Software;
     (v) all Supporting Obligations;
     (w) to the extent, if any, not included in clauses (a) through (v) above, each and every other item of personal property whether now existing or hereafter arising or acquired;
     (x) all books and records pertaining to any of the Collateral; and

     (y) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth in this Article 2 (and notwithstanding any recording of the Agent’s Lien in the U.S. Patent and Trademark Office or other registry office in any jurisdiction), this Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, (i) any property or assets constituting “Excluded Property” in the Indenture or (ii) any property to the extent that such grant of a security interest is prohibited by any applicable Law of an Official Body, requires a consent not obtained of any Official Body pursuant to such Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, or Pledged Note, any applicable shareholder or similar agreement governing such Investment Property, or Pledged Note, except to the extent that such Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Law including Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions); provided, further, that no security interest shall be granted in United States “intent-to-use” trademark or service mark applications unless and until acceptable evidence of use of the trademark or service mark has been filed with and accepted by the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (U.S.C. 1051, et. seq.), and to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark applications under applicable federal Law. After such period and after such evidence of use has been filed and accepted, each Grantor acknowledges that such interest in such trademark or service mark applications will become part of the Collateral. The Agent agrees that, at any Grantor’s reasonable request and expense, it will provide such Grantor confirmation that the assets described in this paragraph are in fact excluded from the Collateral during such limited period only upon receipt of an Officers’ Certificate or an Opinion of Counsel to that effect. Notwithstanding the foregoing, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Grantor, then the capital stock or other securities of such Grantor, shall automatically be deemed released and not to be and not to have been part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Noteholder, upon the Agent’s receipt of a written authorization from the Issuer stating that such amendment is permitted hereunder, which the Agent shall be entitled to conclusively rely upon, to the extent necessary to evidence the release of the lien created hereby on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.
ARTICLE 3
Representations and Warranties
     To induce the Noteholders to purchase the Secured Notes, each Grantor hereby represents and warrants to the Agent and each other Secured Party that:
     Section 3.01. Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others except for the Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except with respect to Permitted Liens.
     Section 3.02. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule C by the Grantors (which, in the case of all filings and other documents referred to on said Schedule, have been delivered, or will be delivered within the time periods set forth in Schedule C, to the Agent in completed form) will constitute valid perfected (to the extent such security interest can be perfected by such filings or actions) security interests in all of the Collateral in favor of the Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens.
     Section 3.03. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified in the Perfection Certificate.
     Section 3.04. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
     Section 3.05. Investment Property. Such Grantor is the record and beneficial owner of, and has good title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Permitted Liens.
     Section 3.06. Receivables. No amount payable in excess of $1,000,000 in the aggregate to all Grantors under or in connection with any Receivables is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.
ARTICLE 4
Covenants
     Each Grantor covenants and agrees with the Agent and the other Secured Parties that, from and after the date of this Agreement until the payment in full of all outstanding Secured Obligations:
     Section 4.01. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest to the extent required by this Agreement having at least the priority described in Section 3.02 and shall defend such security interest against the claims and demands of all Persons whomsoever other than any holder of Permitted Liens.
     (b) At any time and from time to time, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as shall be required by applicable law for the purpose of obtaining, perfecting or preserving the security interests purported to be granted under this Agreement and of the rights and remedies herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of the Deposit Accounts, Investment Property, Letter of Credit Rights and the Securities Accounts and any other relevant Collateral, taking any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, provided that the Grantor shall not be required to take any of the actions set forth in this clause (ii) with respect to Excluded Accounts.
     (c) If any Grantor shall at any time acquire a Commercial Tort Claim, in which the claim amount individually exceeds $2,000,000, such Grantor shall promptly notify the Agent in a writing signed by such Grantor of the details thereof and grant to the Agent for the benefit of the Secured Parties in such writing a security interest therein and in the Proceeds thereof, with such writing to be in form and substance required by applicable law and such writing shall constitute a supplement to Schedule A hereto.

     Section 4.02. Changes In Name, Etc. Such Grantor will, within thirty (30) calendar days after any change its jurisdiction of organization or change its name, provide written notice thereof to the Agent.
     Section 4.03. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of $1,000,000 in the aggregate payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, certificated security or Chattel Paper, such Instrument, certificated security or Chattel Paper shall be promptly delivered to the Agent, duly indorsed, to be held as Collateral pursuant to this Agreement.
     Section 4.04. Intellectual Property. (a) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Agent on or before the date upon which Hovnanian is required to file reports with the Trustee pursuant to Section 4.15 of the Indenture for the fiscal quarter in which such filing occurs. Such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as may be necessary to create and perfect the Agent’s and the other Secured Parties’ security interest in any registered or applied for Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.
     (b) Such Grantor’s obligations under Section 4.04(a) above shall include executing and delivering, and having recorded, with respect to such Collateral, an agreement substantially in the form of the Intellectual Property Security Agreement attached hereto as Exhibit A.
ARTICLE 5
Investing Amounts in the Securities Accounts
     Section 5.01. Investments. If requested by any Grantor in writing, the Agent will, from time to time, invest amounts on deposit in the Deposit Accounts or Securities Accounts in which the Agent for the benefit of the Secured Parties holds a first priority, perfected security interest, in Cash Equivalents pursuant to the written instructions of any Grantor. All investments may be made in the name of the Agent or a nominee of the Agent and in a manner that preserves such Grantor’s ownership of, and the Agent’s perfected first priority Lien on, such investments (it being understood that the Grantors shall be responsible for ensuring the preservation of the Agent’s perfected first priority Lien). All income received from such investments shall accrue for the benefit of the applicable Grantor and shall be credited (promptly upon receipt by the Agent) to a Deposit

Account or Securities Account, in which Agent for the benefit of the Secured Parties holds a first priority, perfected security interest. The Grantors will only direct the Agent to make investments in which the Agent can obtain a first priority, perfected security interest, and each Grantor hereby agrees to execute promptly any documents which may be required to implement or effectuate the provisions of this Section.
     Section 5.02. Liability. The Agent shall have no responsibility to the Issuer or any Grantor for any loss or liability arising in respect of the investments in the Deposit Accounts or Securities Accounts in which the Agent for the benefit of the Secured Parties holds a first priority perfected security interest (including, without limitation, as a result of the liquidation of any thereof before maturity), except to the extent that such loss or liability is found to be based on the Agent’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction.
ARTICLE 6
Remedial Provisions
     Section 6.01. Certain Matters Relating to Receivables.
     (a) At any time during the continuance of an Event of Default, the Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Agent may require in connection with such test verifications. The Agent shall endeavor to provide the Issuer with notice at or about the time of such verifications, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of such remedy or the Agent’s rights hereunder.
     (b) The Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. The Agent shall endeavor to provide the Issuer with notice at or about the time of the exercise of its rights pursuant to the preceding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of any rights or remedies hereunder. If requested in writing by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Secured Parties only as provided in Section 6.04, and (ii) until so turned over, shall be held by such Grantor in trust for the Agent and the Secured Parties, segregated from other funds of such Grantor.
     (c) At the Agent’s written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including without limitation, all original orders, invoices and shipping receipts.
     Section 6.02. Communications with Obligors: Grantors Remain Liable.
     (a) The Agent in its own name or in the name of others may after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts. The Agent shall endeavor to provide the Issuer with notice at or about the time of the exercise of its rights pursuant to the preceding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of any rights or remedies hereunder.
     (b) Upon the written request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts, as the case may be, have been assigned to the Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Agent.
     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating thereto, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     Section 6.03. Proceeds to Be Turned Over to Agent. In addition to the rights of the Agent and the Secured Parties specified in Section 6.01 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, upon written request from the Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if requested). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All such Proceeds while held by the Agent in a Collateral Account (or by such Grantor in trust for the Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.04.
     Section 6.04. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, subject to any Collateral Agency Agreement, the Agent may apply all or any part of the Collateral, whether or not held in the Deposit Accounts, the Securities Accounts or any other Collateral Account, first to the payment of all reasonable costs and expenses of every kind incurred by the Agent in connection with the sale, care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys fees and disbursements, and then in payment of the Secured Obligations in the order set forth in Section 5.05 of the Indenture.
     Section 6.05. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without prior demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any prior notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall endeavor to provide the applicable Grantor with notice at or about the time of the exercise of remedies in the proceeding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of such remedies or the Agent’s rights hereunder. The Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.05, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as required by Section 5.05 of the Indenture, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any prior notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     Section 6.06. Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Agent, all Indebtedness owing to it by the Issuer or any Subsidiary of the Issuer shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.
     Section 6.07. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Secured Party to collect such deficiency.
ARTICLE 7
The Agent
     Section 7.01. Agent’s Appointment as Attorney-in-fact, Etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such

Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without prior notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantors relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E)

defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), through the world for such term or terms, on such conditions, in such manner, as the Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     The Agent shall endeavor to provide the Issuer with notice at or about the time of the exercise of its rights in the preceding clause (a), provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of any rights or remedies hereunder.
     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
     (c) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with, if past due, interest thereon at a rate per annum equal to the interest rate on the 5.00% Notes (or, if no 5.00% Notes are outstanding at such time, the 2.00% Notes), from the date when due to the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent upon not less than five (5) Business Days notice.
     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     Section 7.02. Duty of Agent. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Secured Parties hereunder are solely to protect the Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers. The Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     Section 7.03. Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices is required by applicable law to perfect the security interests of the Agent under this Agreement. Each Grantor authorizes the Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.
     Section 7.04. Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE 8
Miscellaneous
     Section 8.01. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Indenture. For the avoidance of doubt, the Issuer and the Agent may, without the need to obtain the consent of the Noteholders, amend, supplement or otherwise modify any provision hereof or of any other Noteholder Collateral Document (including by entering into any Collateral Agency Agreement or any other new or supplemental agreements) to reflect and give effect to the matters referred to in the definition of Collateral Agency

Agreement in connection with the incurrence of Additional Secured Obligations and the granting of Additional Pari Passu Liens, to the extent such incurrence or grant is permitted by, and in accordance with, the Indenture (which shall be established by and stated in an Officer’s Certificate and Opinion of Counsel which the Agent shall be entitled to receive prior to entering into any such amendment).
     Section 8.02. Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.03 the Indenture.
     Section 8.03. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     Section 8.04. Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Secured Party and the Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Noteholder Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Agent and the Secured Parties.
     (b) Each Grantor agrees to pay, indemnify against and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
     (c) Each Grantor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Issuer would be required to do so pursuant to Section 7.07 of the Indenture except those resulting from the Agent’s or any Secured Party’s willful misconduct or gross negligence.
     (d) The agreements in this Section 8.04 shall survive repayment of the Secured Obligations and termination of the Noteholder Documents and the resignation or removal of the Agent.
     Section 8.05. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the Secured Parties and their successors and assigns; provided that except as permitted by the Indenture, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.
     Section 8.06. Set-off. Each Grantor hereby irrevocably authorizes the Agent and each other Secured Party at any time and from time to time while an Event of Default has occurred and is continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such other Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Agent or such other Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Agent or such other Secured Party hereunder and claims of every nature and description of the Agent or such other Secured Party against such Grantor, in any currency, whether arising hereunder, under the Indenture or any other Noteholder Document, as the Agent or such other Secured Party may elect, whether or not the Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each other Secured Party shall endeavor to notify the Issuer promptly of any such set-off and the application made by the Agent or such other Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each other Secured Party under this Section 8.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such other Secured Party may have.
     Section 8.07. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 8.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 8.09. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     Section 8.10. Integration. This Agreement and the other Noteholder Documents represent the agreement of the Grantors, the Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Secured Parties relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Noteholder Documents.
     Section 8.11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 8.12. Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Noteholder Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.02 or at such other address of which the Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     Section 8.13. Acknowledgements. Each Grantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Noteholder Documents to which it is a party;
     (b) neither the Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Noteholder Documents, and the relationship between the Grantors, on the one hand, and the Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Noteholder Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties;
     (d) the Agent may at any time and from time to time appoint a collateral agent to maintain any of the Collateral, maintain books and records regarding any Collateral, release Collateral, and assist in any aspect arising in connection with the Collateral as Agent may desire; and the Agent may appoint itself, any affiliate or a third party as the Collateral Agent, and all reasonable costs of the Collateral Agent shall be borne by the Grantors;
     Section 8.14. Additional Grantors. Each Restricted Subsidiary of JV Holdings shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement, substantially in the form of Exhibit B hereto.
     Section 8.15. Releases. (a) Upon the indefeasible payment in full of all outstanding Secured Obligations, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.

     (b) All or a portion of the Collateral shall be released from the Liens created hereby, and a Grantor may be released from its obligations hereunder, in each case pursuant to and as provided in Section 11.04 of the Indenture.
     Section 8.16. Waiver of Jury Trial. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTEHOLDER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     Section 8.17. Control Agreements. In connection with each agreement made at any time pursuant to Sections 9-104 or 8-106 of the Uniform Commercial Code among the Agent, any one or more Grantors, and any depository financial institution or issuer of uncertificated mutual fund shares or other uncertificated securities and any other Person party thereto, the Agent shall not deliver to any such depository or issuer, instructions directing the disposition of the deposit or uncertificated fund shares or other securities unless an Event of Default has occurred and is continuing at such time.
     Section 8.18. Agent Privileges, Powers and Immunities. In the performance of its obligations, powers and rights hereunder, the Agent shall be entitled to the privileges, powers and immunities afforded to it as Collateral Agent under the Indenture. The Agent shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Agreement unless it has received with respect thereto written direction of the Issuer or a majority of Noteholders in accordance with the Indenture. Notwithstanding anything to the contrary contained herein, the Agent shall have no responsibility for the creation, perfection, priority, sufficiency or protection of any liens securing Secured Obligations (including, but not limited to, no obligation to prepare, record, file, re-record or re-file any financing statement, continuation statement or other instrument in any public office).
[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

Secured Party: WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent
By:	/s/ Joshua C. Jones
	Name:	Joshua C. Jones
	Title:	Banking Officer

     Initial Grantors:

K. HOVNANIAN JV HOLDINGS, L.L.C.

HERITAGE PINES, LLC

K. HOVNANIAN AT COBBLESTONE SQUARE
CONDOMINIUMS, L.L.C.

K. HOVNANIAN JV SERVICES COMPANY, L.L.C.

K. HOVNANIAN HOVWEST HOLDINGS, L.L.C.

HOVWEST LAND ACQUISITION, LLC

By:	/s/ David G. Valiaveedan
	Name:	David G. Valiaveedan
	Title:	Vice President Finance and Treasurer

SCHEDULE A
COMMERCIAL TORT CLAIMS
None.

SCHEDULE B
FORM OF PERFECTION CERTIFICATE
     The undersigned is a duly authorized officer of each of the entities listed on Schedule 1 hereto (each such entity, a “Grantor”). With reference to the First Lien Security Agreement dated as of November 1, 2011 among K. Hovnanian JV Holdings, L.L.C., Heritage Pines, LLC, K. Hovnanian at Cobblestone Square Condominiums, L.L.C., K. Hovnanian JV Services Company, L.L.C., K. Hovnanian HovWest Holdings, L.L.C. and HovWest Land Acquisition, LLC, in favor of Wilmington Trust, National Association, as Collateral Agent (terms defined therein being used herein as therein defined), each of the undersigned certifies to the Collateral Agent and each other Secured Party as follows:
     1. Names. The exact legal name of each Grantor (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents), the type of entity, the jurisdiction of organization (or formation, as applicable) and the organizational identification number for each Grantor is set forth in Schedule 1 hereto.
     2. Lien Search Grantors. (a) Set forth on Schedule 2(a) is the name of each Grantor and the county in which each Grantor’s chief executive office is located, if such office is not located at 110 West Front Street, P.O. Box 500 , Red Bank, New Jersey 07701, as applicable.
     (b) Set forth in Schedule 2(b) hereto is each other corporate name (including trade names or similar appellations) each Grantor has had in the last five years, together with the date of the relevant change.
     (c) Except as set forth in Schedule 2(c) hereto, no Grantor has changed its identity or corporate structure in any way within the past five years.
     3. UCC Filings. In order to perfect the Liens granted by each Grantor, a duly completed financing statement on Form UCC-1, with the collateral described as set forth on Schedule 3 hereto, has been filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 1 above, as applicable.
     4. Deposit Accounts and Securities Accounts. Set forth as Schedule 4 hereto is a true and complete list of all Deposit Accounts and Securities Accounts maintained by each Grantor, including the name of each institution where each such account is held, the name of each Grantor that holds each account and the balance of each account as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ______________, 2011.

GRANTORS (as listed on Schedule 1)
By:
Name:
Title:

SCHEDULE C
ACTIONS REQUIRED TO PERFECT
1.	With respect to each Grantor organized under the laws of the state of California, the filing of a Uniform Commercial Code Financing Statement that reasonably identifies the Collateral with the California Secretary of State.
2.	With respect to each Grantor organized under the laws of the state of Delaware, the filing of a Uniform Commercial Code Financing Statement that reasonably identifies the Collateral with the Delaware Secretary of State.
3.	With respect to each Grantor organized under the laws of the state of North Carolina, the filing of a Uniform Commercial Code Financing Statement that reasonably identifies the Collateral with the North Carolina Secretary of State.
4.	With respect to each Grantor organized under the laws of the state of Virginia, the filing of a Uniform Commercial Code Financing Statement that reasonably identifies the Collateral with the Virginia State Corporation Commission.

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EXHIBIT A
Form of Intellectual Property Security Agreement
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     This Intellectual Property Security Agreement (the “Agreement”), dated as of November 1, 2011 is made by [_______________], a [_______________] (the “Grantor”) in favor of Wilmington Trust, National Association, as Collateral Agent (in such capacity, the “Agent”) for the benefit of itself, the Trustee (as defined below) and the Noteholders (as defined below).
     WHEREAS, K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”) and each of the other guarantors party thereto (including the Grantor) have entered into the Indenture dated as of November 1, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) with Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as Collateral Agent, pursuant to which the Issuer has issued, and may from time to time issue, its (i) 2.00% Senior Secured Notes due 2021 (the “2.00% Notes”) and (ii) 5.00% Senior Secured Notes due 2021 (the “5.00% Notes” and, together with the 2.00% Notes, the “Secured Notes”) upon the terms and subject to the conditions set forth therein;
     WHEREAS, the Issuer is a member of an affiliated group of companies that includes Hovnanian, the Issuer’s parent company, and each Grantor;
     WHEREAS, the Issuer and the Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance of the Secured Notes;
     WHEREAS, pursuant to and under the Indenture and the First Lien Security Agreement dated as of November 1, 2011 (the “Security Agreement”) among the Initial Grantors party thereto (together with any other entity that may become a party thereto) and the Agent, the Grantor has agreed to enter into this Agreement in order to grant a security interest to the Agent in certain Patents, Trademarks, Copyrights and other Intellectual Property as security for such loans and other obligations as more fully described herein; and
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:
     1. Defined Terms.

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     (a) Except as otherwise expressly provided herein, (i) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Security Agreement and (ii) the rules of construction set forth in Section 1.02 of the Indenture shall apply to this Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).
     (b) “Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to distribute, exploit and sell materials derived from any Copyright, including, without limitation, any of the foregoing referred to in Schedule A.
     (c) “Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office referred to in Schedule A, and (ii) the right to obtain all renewals thereof.
     (d) “Intellectual Property” shall mean the collective reference to all rights, priorities and privileges, whether arising under United States, multinational or foreign laws, in, to and under the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     (e) “Patent License” shall mean all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule A.
     (f) “Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule A, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule A, and (iii) all rights to obtain any reissues or extensions of the foregoing.

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     (g) “Secured Obligations” shall mean all Indebtedness and other Obligations under the Indenture, the Secured Notes, the Guarantees (as defined in the Indenture) and the Noteholder Collateral Documents, together with any extensions, renewals, replacements or refundings thereof, and all costs and expenses of enforcement and collection, including reasonable attorney’s fees.
     (h) “Secured Parties” shall mean the collective reference to the Agent, the Trustee and the Noteholders, in each case to which any Secured Obligations are owed.
     (i) “Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now owned or hereafter acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule A, and (ii) the right to obtain all renewals thereof.
     (j) “Trademark License” shall mean any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule A.
     2. To secure the full payment and performance of all Secured Obligations, the Grantor hereby grants to the Agent a security interest in the entire right, title and interest of such Grantor in and to all of its Intellectual Property; provided, however, that notwithstanding any of the other provisions set forth in this Section 2 (and notwithstanding any recording of the Agent’s Lien made in the U.S. Patent and Trademark Office, U.S. Copyright Office, or other registry office in any other jurisdiction), this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any applicable Law of an Official Body, requires a consent not obtained of any Official Body pursuant to such Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Law or the term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Law

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including 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions); provided, further, that no security interest shall be granted in any United States “intent-to-use” trademark or service mark applications unless and until acceptable evidence of use of the trademark or service mark has been filed with and accepted by the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (U.S.C. 1051, et seq.), and to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” trademark or service mark applications under applicable federal Law. After such period and after such evidence of use has been filed and accepted, the Grantor acknowledges that such interest in such trademark or service mark applications will become part of the Collateral. The Agent agrees that, at the Grantor’s reasonable request and expense, it will provide such Grantor confirmation that the assets described in this paragraph are in fact excluded from the Collateral during such limited period only upon receipt of an Officer’s Certificate or an Opinion of Counsel to that effect.
     3. The Grantor covenants and warrants that:
     (a) To the knowledge of the Grantor, on the date hereof, all material Intellectual Property owned by the Grantor is valid, subsisting and unexpired, has not been abandoned and does not, to the knowledge of the Grantor, infringe the intellectual property rights of any other Person;
     (b) The Grantor is the owner of each item of Intellectual Property listed on Schedule A, free and clear of any and all Liens or claims of others except for the Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except as permitted pursuant to this Agreement or as permitted by the Indenture;
     4. The Grantor agrees that, until all of the Secured Obligations shall have been indefeasibly satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with the Grantor’s obligations under this Agreement, without the Agent’s prior written consent which shall not be unreasonably withheld except that the Grantor may license technology in the ordinary course of business without the Agent’s consent to suppliers and customers to facilitate the manufacture and use of the Grantor’s products.
     5. Agent shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Security Agreement and the Indenture, those allowed by applicable Law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Intellectual Property may be located and, without

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limiting the generality of the foregoing, solely if an Event of Default has occurred and is continuing, Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to the Grantor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the Agent shall designate by notice to the Grantor, in Pittsburgh, Pennsylvania or elsewhere, the whole or from time to time any part of the Intellectual Property, or any interest which the Grantor may have therein and, after deducting from the proceeds of sale or other disposition of the Intellectual Property all expenses (including fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds toward the payment of the Secured Obligations as the Agent, in its sole discretion, shall determine. Any remainder of the proceeds after payment in full of the Secured Obligations shall be paid over to the Grantor. Notice of any sale or other disposition of the Intellectual Property shall be given to the Grantor at least ten (10) days before the time of any intended public or private sale or other disposition of the Intellectual Property is to be made, which the Grantor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Agent may, to the extent permissible under applicable Law, purchase the whole or any part of the Intellectual Property sold, free from any right of redemption on the part of the Grantor, which right is hereby waived and released. The Agent shall endeavor to provide the Borrower with notice at or about the time of the exercise of remedies in the preceding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of such remedies or the Agent’s rights hereunder.
     6. All of Agent’s rights and remedies with respect to the Intellectual Property, whether established hereby, by the Security Agreement or by the Indenture or by any other agreements or by Law, shall be cumulative and may be exercised singularly or concurrently. In the event of any irreconcilable inconsistency in the terms of this Agreement and the Security Agreement, the Security Agreement shall control.
     7. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Agreement in any jurisdiction.
     8. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however, that except as permitted by the Indenture, the Grantor may not assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.

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     9. This Agreement and the rights and obligations of the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the Law of the State of New York.
     10. The Grantor (i) hereby irrevocably submits to the nonexclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, or any successor to said court (hereinafter referred to as the “New York Courts”) for purposes of any suit, action or other proceeding which relates to this Agreement or any other Noteholder Document, (ii) to the extent permitted by applicable Law, hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the New York Courts, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or any Noteholder Document may not be enforced in or by the New York Courts, (iii) hereby agrees not to seek, and hereby waives, any collateral review by any other court, which may be called upon to enforce the judgment of any of the New York Courts, of the merits of any such suit, action or proceeding or the jurisdiction of the New York Courts, and (iv) waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail addressed as provided in Section 13 hereof or at such other address of which the Agent shall have been notified pursuant thereto and service so made shall be deemed to be completed upon actual receipt thereof. Nothing herein shall limit any Secured Party’s right to bring any suit, action or other proceeding against the Grantor or any of any of the Grantor’s assets or to serve process on the Grantor by any means authorized by Law.
     11. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     12. THE GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY A JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTEHOLDER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     13. All notices, requests and demands to or upon the Agent or the Grantor shall be effected in the manner provided for in Section 13.03 of the Indenture.
     14. In the performance of its obligations, powers and rights hereunder, the Agent shall be entitled to the privileges, powers and immunities afforded to it

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as Collateral Agent under the Indenture. The Agent shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in the Security Agreement unless it has received with respect thereto written direction of the Issuer or a majority of Noteholders in accordance with the Indenture. Notwithstanding anything to the contrary contained herein, the Agent shall have no responsibility for the creation, perfection, priority, sufficiency or protection of any liens securing Secured Obligations (including, but not limited to, no obligation to prepare, record, file, re-record or re-file any financing statement, continuation statement or other instrument in any public office).
[SIGNATURES APPEAR ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

Grantor: [Name of Grantor]
By:
Name:
Title:

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EXHIBIT B

Form of Joinder Agreement
This JOINDER AND ASSUMPTION AGREEMENT is made ___________ by ____________________, a ______________ (the “New Grantor”).
Reference is made to (i) the Indenture dated as of November 1, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) between the K. Hovnanian Enterprises, Inc., a California corporation (“Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), each of the other Guarantors party thereto and Wilmington Trust, National Association, a Delaware banking corporation, as trustee (in such capacity, the “Trustee”) and as Collateral Agent, pursuant to which the Issuer has issued, and may from time to time issue, its (A) 2.0% Senior Secured Notes due 2021 and (B) 5.00% Senior Secured Notes due 2021 (A) and (B) (collectively, the “Secured Notes”), (ii) the Supplemental Indenture dated [__] pursuant to which the New Grantor became party to the Indenture as a Guarantor, (iii) the First Lien Security Agreement by each of the Grantors (as defined therein) in favor of the Collateral Agent (in such capacity, the “Agent”) for the benefit of itself, the Trustee and the Noteholders (as the same may be modified, supplemented, amended or restated, the “Security Agreement”) and (iv) the First Lien Pledge Agreement by each of the Pledgors (as defined therein) in favor of the Agent for the benefit of itself, the Trustee and the Noteholders (as the same may be modified, supplemented, amended or restated, the “Pledge Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Security Agreement or, if not defined therein, the Pledge Agreement.
The New Grantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, a Grantor under the Security Agreement and a Pledgor under the Pledge Agreement and agrees that from the date hereof until the payment in full of the Secured Obligations and the performance of all other obligations of Issuer under the Noteholder Documents, New Grantor has assumed the obligations of a Grantor and Pledgor under, and New Grantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of, the Security Agreement, the Pledge Agreement, and each of the other Noteholder Documents which are stated to apply to or are made by a Grantor. Without limiting the generality of the foregoing, the New Grantor hereby represents and warrants that each of the representations and warranties set forth in the Security Agreement and the Pledge Agreement is true and correct as to New Grantor on and as of the date hereof as if made on and as of the date hereof by New Grantor.
New Grantor hereby makes, affirms, and ratifies in favor of the Secured Parties and the Agent the Security Agreement, the Pledge Agreement and each of the other Noteholder Documents given by the Grantors to the Agent. In furtherance of the foregoing, New Grantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary to carry out more effectively the

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provisions and purposes of this Joinder Agreement.
IN WITNESS WHEREOF, the New Grantor has duly executed this Joinder Agreement and delivered the same to the Agent for the benefit of the Secured Parties, as of the date and year first written above.

[NAME OF NEW GRANTOR]
By:
Title:

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